Exhibit 99.3

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 6, 2025, Plains GP Holdings, L.P. (“PAGP”, “we”, “us”, “our”, or the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to report that on October 31, 2025, pursuant to a Purchase and Sale Agreement (the “PSA”) entered into on August 30, 2025 by and among a wholly-owned subsidiary (the “Buyer”) of Plains All American Pipeline, L.P. (“PAA”),a wholly-owned subsidiary of PAGP, and subsidiaries of Diamondback Energy, Inc. and Kinetik Holdings Inc. (collectively, the “Sellers”), the Buyer completed the purchase from Sellers of an aggregate 55% non-operated equity interest in EPIC Crude Holdings, LP (“EPIC Crude Holdings”), the entity that owns and operates the EPIC Crude Oil Pipeline (the “EPIC Pipeline”), and an aggregate 55% of the membership interests in EPIC Crude Holdings GP, LLC (“EPIC GP”), the general partner of EPIC Crude Holdings (the “EPIC 55% Transaction”).

Effective November 1, 2025, in a separate transaction from the EPIC 55% Transaction, the Buyer also completed the purchase of the remaining 45% equity interest in EPIC Crude Holdings and the remaining 45% of the membership interests in EPIC GP from a subsidiary of Ares Management LLC (the “Ares Seller”) pursuant to that certain definitive Equity Purchase Agreement (the “EPA”) among the Buyer and the Ares Seller (the “EPIC 45% Transaction,” and, together with the EPIC 55% Transaction, the “Transactions”).
As a result of the Transactions, PAGP, through its wholly-owned subsidiary PAA, now indirectly owns 100% of the equity interests in EPIC Crude Holdings and 100% of the membership interests in EPIC GP and will serve as operator of record of the EPIC Pipeline. PAGP is reporting the Transactions in aggregate as a singular transaction (the “Transaction”) for purposes of the unaudited pro forma condensed combined financial information below due to EPIC Crude Holdings being managed by a common management team despite varying equity ownership.
The Transaction is accounted for as a business combination and thus the Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information have been prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information is based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They reflect management’s preliminary estimates of the values of the assets acquired and liabilities assumed, pending the completion of valuation procedures. A change in pro forma adjustments of the purchase price for the Transaction would primarily result in an adjustment to the determined fair values assigned to tangible and intangible assets. The income statement effect of any such changes will depend on the nature and amount of the adjustments.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the Transaction and factually supportable. Certain adjustments have been reflected in the unaudited pro forma condensed statement of combined continuing operations for the year ended December 31, 2024 to give effect to the removal of the results of our natural gas liquids business in Canada (the “Canadian NGL Business”), which is presented as discontinued operations. Accordingly, these adjustments have been included to provide consistent presentation and enhance comparability between periods. See Note 4 for additional information. Additionally, certain reclassifications have been made to the historical presentation of EPIC Crude Holdings’ financial statements to conform to our presentation and to the presentation of the unaudited pro forma condensed combined financial information contained herein. See Note 6 for additional information.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the following historical financial statements and accompanying notes of PAGP and EPIC Crude Holdings:

•audited consolidated financial statements and related notes of PAGP included in PAGP’s Annual Report on Form 10-K for the year ended December 31, 2024;
•unaudited condensed consolidated financial statements and related notes of PAGP included in PAGP’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2025;
•audited consolidated financial statements and related notes of EPIC Crude Holdings, LP and Subsidiaries for the years ended December 31, 2024 and 2023, included in Exhibit 99.1 to this Current Report on Form 8-K/A; and
•unaudited condensed consolidated financial statements of EPIC Crude Holdings, LP and Subsidiaries for the nine months ended September 30, 2025, included in Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information should also be read together with the accompanying notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are preliminary and are based upon available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma condensed combined financial information, which PAGP believes are reasonable under the circumstances.

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed statements of combined continuing operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 have been prepared as if the Transaction described above had taken place on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 assumes the Transaction was consummated on September 30, 2025.

The unaudited pro forma condensed combined financial information was prepared to reflect transaction accounting adjustments that PAGP believes are necessary to present a fair statement of the combined company’s financial position and results of operations following the Transaction. They do not reflect any anticipated synergies, integration costs, cost savings, or other potential impacts of combining the businesses. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and are based on preliminary estimates and assumptions that are subject to change.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the Transaction occurred at the dates assumed (as noted above). The actual results in the periods following the Transaction may differ significantly from those reflected in the unaudited pro forma condensed combined financial information for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and the actual amounts and the completion of a final valuation of the Transaction.

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2025
(in millions)

	PAGP Historical	EPIC Historical As Adjusted (Note 6)	Pro Forma Adjustments (Note 3)		PAGP Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,181	$118	$—		$1,299
Trade accounts receivable and other receivables, net	3,623	34	—		3,657
Inventory	184	8	—		192
Current assets of discontinued operations	434	—	—		434
Other current assets	155	1	—		156
Total current assets	5,577	161	—		5,738

PROPERTY AND EQUIPMENT, NET	14,143	1,824	913	(a)	16,880

OTHER ASSETS
Investments in unconsolidated entities	2,873	—	—		2,873
Intangible assets, net	1,570	—	278	(a)	1,848
Deferred tax asset	1,157	—	—		1,157
Linefill	933	—	—		933
Long term operating lease right of use asset, net	184	39	—		223
Long-term inventory	227	—	—		227
Long-term assets of discontinued operations	2,479	—	—		2,479
Other long-term assets, net	109	4	(1)	(a)	112
Total assets	$29,252	$2,028	$1,190		$32,470

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Trade accounts payable	$3,584	$15	$7	(b)	$3,606
Short-term debt	1,010	11	—		1,021
Current liabilities of discontinued operations	283	—	—		283
Other current liabilities	482	38	—		520
Total current liabilities	5,359	64	7		5,430

LONG-TERM LIABILITIES
Senior notes, net	8,371	—	—		8,371
Other long-term debt, net	68	1,089	1,901	(c)	3,072
			14	(a)
Long-term operating lease liabilities	188	34	—		222
Long-term liabilities of discontinued operations	597	—	—		597
Other long-term liabilities and deferred credits	523	1	115	(d)	639
Total long-term liabilities	9,747	1,124	2,030		12,901

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL
Class A shareholders	1,345	840	(840)	(a)	1,343
			(2)	(b)
Noncontrolling interests	12,801	—	(5)	(b)	12,796
Total partners’ capital	14,146	840	(847)		14,139
Total liabilities and partners’ capital	$29,252	$2,028	$1,190		$32,470

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Financial Information.

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED CONTINUING OPERATIONS
For the Nine Months Ended September 30, 2025
(in millions, except per unit data)

	PAGP Historical	EPIC Historical As Adjusted (Note 6)	Pro Forma Adjustments (Note 3)		PAGP Pro Forma Combined
REVENUES	$33,698	$181	$—		$33,879

COSTS AND EXPENSES
Purchases and related costs	30,862	(68)	—		30,794
Field operating costs	873	57	—		930
General and administrative expenses	255	17	—		272
Depreciation and amortization	696	86	(86)	(f)	777
			43	(g)
			38	(g)
Gain on asset sales, net	(64)	—	—		(64)
Total costs and expenses	32,622	92	(5)		32,709

OPERATING INCOME	1,076	89	5		1,170

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	292	—	—		292
Gain on investments in unconsolidated entities, net	31	—	—		31
Interest expense	(330)	(67)	(80)	(h)	(477)
Other income, net	5	—	—		5
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	1,074	22	(75)		1,021
Current income tax expense from continuing operations	(11)	—	—		(11)
Deferred income tax expense from continuing operations	(65)	—	3	(i)	(62)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	998	22	(72)		948
Net income attributable to noncontrolling interests from continuing operations	(879)	—	38	(j)	(841)
NET INCOME ATTRIBUTABLE TO PAGP FROM CONTINUING OPERATIONS	$119	$22	$(34)		$107

Basic weighted average common units outstanding	198				198

Basic net income per Class A share from continuing operations	$0.60				$0.54

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Financial Information.

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED CONTINUING OPERATIONS
For the Year Ended December 31, 2024
(in millions, except per unit data)

	PAGP Historical As Adjusted for Continuing Operations (Note 4)	EPIC Historical As Adjusted (Note 6)	Pro Forma Adjustments (Note 3)		PAGP Pro Forma Combined
REVENUES	$48,889	$235	$—		$49,124

COSTS AND EXPENSES
Purchases and related costs	45,162	(75)	—		45,087
Field operating costs	1,471	77	3	(e)	1,551
General and administrative expenses	334	27	4	(e)	374
			9	(b)
Depreciation and amortization	901	111	(111)	(f)	1,024
			57	(g)
			66	(g)
Loss on asset sales, net	159	1	—		160
Total costs and expenses	48,027	141	28		48,196

OPERATING INCOME	862	94	(28)		928

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	452	—	—		452
Gain on investments in unconsolidated entities, net	15	—	—		15
Interest expense	(382)	(139)	(121)	(h)	(642)
Other income, net	16	—	—		16
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX	963	(45)	(149)		769
Current income tax expense from continuing operations	(82)	—	—		(82)
Deferred income tax expense from continuing operations	(42)	—	12	(i)	(30)
INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX	839	(45)	(137)		657
Net income attributable to noncontrolling interests from continuing operations	(800)	—	139	(j)	(661)
NET INCOME (LOSS) ATTRIBUTABLE TO PAGP FROM CONTINUING OPERATIONS	$39	$(45)	$2		$(4)

Basic and diluted weighted average Class A shares outstanding	197				197

Basic and diluted net income (loss) per Class A share from continuing operations	$0.19				$(0.02)

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Financial Information.

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X (“Article 11”). The unaudited pro forma condensed combined financial information includes adjustments that depict the accounting for the Transaction using Transaction Accounting Adjustments (as defined in Article 11). Adjustments depicting synergies and dis-synergies of the Transaction (“Management Adjustments”) are not presented herein.

The unaudited pro forma condensed combined financial information and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions that management believes are factually supportable; therefore, actual results could differ materially from the unaudited pro forma condensed combined financial information. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the Transaction noted herein. We believe the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 - Purchase Price Allocation

We purchased an aggregate 55% equity interest in EPIC Crude Holdings for approximately $1,568 million, subject to certain adjustments and inclusive of approximately $600 million of debt assumed. We also agreed to a potential earnout payment of $193 million contingent upon the formal sanctioning before the end of 2027 of one or more expansions of EPIC Pipeline that in the aggregate will increase the capacity of the pipeline to at least 900,000 barrels per day. In a separate transaction, effective November 1, 2025, we acquired the remaining 45% equity interest in EPIC Crude Holdings for approximately $1,327 million, subject to certain adjustments and inclusive of approximately $500 million of debt assumed. We also agreed to a potential earnout payment to the seller of up to $157 million depending on the timing and amount of incremental expansion capacity up to 300,000 barrels per day in excess of 650,000 barrels per day that is formally sanctioned before the end of 2028. The aggregate cash consideration also includes closing cash and working capital of approximately $106 million. The estimated fair value of the aggregate earnout consideration recorded in connection with the Transaction was approximately $115 million. The fair value of the aggregate earnout consideration was determined based on weighted-average probabilities of certain capacity expansion scenarios and the related timing thereof.

The Transaction is accounted for as a business combination in accordance with ASC 805. As the majority owner and the controlling entity, PAGP is considered the acquirer and as such the PAGP predecessor business is accounted for at historical cost, while the EPIC Crude Holdings predecessor business is accounted for at fair value. In accordance with ASC 805, the following table presents the fair value of the consideration in the Transaction (in millions):

Consideration:
Cash consideration	$1,901
Contingent consideration	115
Total consideration	$2,016

The Transaction has been accounted for using the acquisition method of accounting and the determination of the fair value of the assets acquired and liabilities assumed has been estimated in accordance with ASC 805. The following table shows our preliminary determination of the fair value of those assets and liabilities as of September 30, 2025 (in millions):

		Average Depreciable
Description	Amount	Life (in years)
Working capital and other assets, net	$139	n/a
Land	21	n/a
Property and equipment, net	2,716	47
Intangible assets (included within Intangible assets, net)	278	10
Other long-term debt, net	(1,103)	n/a
Long-term operating lease liability	(34)	n/a
Other long-term liabilities and deferred credits	(1)	n/a
Total	$2,016

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

This preliminary purchase price allocation has been used to prepare the Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The analysis was performed based on estimates that are reflective of market participant assumptions. The determination of the fair value of the assets acquired and liabilities assumed is preliminary pending the completion of valuation procedures and other potential adjustments. The final allocation is expected to be completed as soon as practicable and could differ materially from the preliminary allocation used in the Transaction Accounting Adjustments.

Intangible Assets are comprised of favorable contracts with useful lives from 5 to 10 years. Amortization of these intangible assets is through the declining balance amortization method and is estimated to be approximately $13 million for the remaining three months of 2025 and approximately $32 million, $27 million, $19 million, $12 million and $10 million, respectively, for each of the five years thereafter.

Note 3 - Pro Forma Adjustments

(a)Reflects adjustments to fair value of the assets acquired and liabilities assumed in the Transaction based on the acquisition method of accounting. Reflects the elimination of EPIC Crude Holdings’ historical Partners’ capital balance.

(b)Reflects transaction costs that are directly attributable to the Transaction of $9 million. As of September 30, 2025, $2 million of such costs had been accrued and were reflected in the Company’s historical balance sheet. The remaining $7 million of transaction costs are reflected as an adjustment to Trade accounts payable on the unaudited pro forma condensed combined balance sheet, with the offset to Class A shareholders and Noncontrolling interest within Partners’ capital. The total of $9 million of transaction costs has been recorded as an adjustment to General and administrative expense in the unaudited pro forma condensed statement of combined continuing operations for the year ended December 31, 2024.

(c)Reflects the adjustment of $1,901 million as of September 30, 2025 in connection with the borrowings to finance the Transaction.

(d)Reflects the estimated fair value of earnout payments of $115 million pursuant to the PSA and EPA. See Note 2 for additional information regarding the earnout payments.

(e)Reflects transition service agreement costs directly attributable to the Transaction of $7 million. As these costs are expected to be incurred after the acquisition date, they are not reflected on the unaudited pro forma condensed combined balance sheet. These amounts have been recorded as adjustments to Field operating costs and General and administrative expense in the unaudited pro forma condensed statement of combined continuing operations for the year ended December 31, 2024.

(f)Reflects the elimination of EPIC Crude Holdings’ historical depreciation and amortization of $86 million and $111 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.

(g)Reflects the depreciation on the acquired property and equipment under the straight-line method of depreciation over a blended average useful life of 47 years resulting in depreciation expense of $43 million and $57 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively. Also reflects the amortization of the intangible assets under the declining balance method resulting in amortization expense of $38 million and $66 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively.

(h)Represents the interest expense on the $1,901 million of financing as if such financing was obtained on or prior to January 1, 2024, and was outstanding for the entire year ended December 31, 2024 and nine months ended September 30, 2025. The interest rate assumed for purposes of preparing this unaudited pro forma condensed combined financial information was based off the one-month SOFR plus 1.125% as of the Closing Date. The amortization of debt issuance costs is not considered material to the unaudited pro forma condensed combined financial information.

(i)Represents the impact on PAGP’s Deferred income tax expense as a result of EPIC Crude Holdings’ historical operations and the transaction accounting adjustments. The income tax expense was calculated based on PAGP’s statutory rate in effect during the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively. The acquisition did not have a material effect on PAGP’s historical effective tax rate or Deferred tax asset balance as of September 30, 2025.

(j)Reflects the allocation of Net income attributable to noncontrolling interests for the nine months ended September 30, 2025 and the year ended December 31, 2024.

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4 - Canadian NGL Business Adjustments

On June 17, 2025, we entered into a definitive Share Purchase Agreement (“SPA”) with Keyera Corp. (“Keyera”), an Alberta corporation, pursuant to which Keyera agreed to acquire all of the issued and outstanding shares of Plains Midstream Canada ULC, our wholly-owned subsidiary that owns substantially all of the Canadian NGL Business, for cash consideration of approximately CAD$5.15 billion (approximately $3.75 billion), subject to certain post-closing adjustments, as defined in the SPA. As of the date of filing of this Current Report on Form 8-K/A, the sale of the Canadian NGL Business has not yet closed. Beginning with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 the Canadian NGL business was presented as discontinued operations for all periods presented in accordance with Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 205, Presentation of Financial Statements.

The Company’s historical results of operations for the year ended December 31, 2024 do not reflect the Canadian NGL Business as discontinued operations, whereas the statements of operations for the nine months ended September 30, 2025 already reflects the Canadian NGL Business as discontinued operations. Certain adjustments have been reflected in the unaudited pro forma condensed statement of combined continuing operations for the year ended December 31, 2024 to give effect to the removal of the results of the Canadian NGL Business, which is presented as discontinued operations. Accordingly, these adjustments have been included to provide consistent presentation and enhance comparability between periods.

The table below presents the Company’s historical results of operations for the year ended December 31, 2024, the adjustments to remove the results of the Canadian NGL Business as discontinued operations, and the resulting amounts as adjusted.

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Year Ended December 31, 2024
(in millions, except per unit data)

	PAGP Historical	Canadian NGL Business	PAGP Historical As Adjusted for Continuing Operations
REVENUES	$50,073	$(1,184)	$48,889

COSTS AND EXPENSES
Purchases and related costs	45,560	(398)	45,162
Field operating costs	1,768	(297)	1,471
General and administrative expenses	387	(53)	334
Depreciation and amortization	1,026	(125)	901
Loss on asset sales, net	160	(1)	159
Total costs and expenses	48,901	(874)	48,027

OPERATING INCOME	1,172	(310)	862

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	452	—	452
Gain on investments in unconsolidated entities, net	15	—	15
Interest expense	(382)	—	(382)
Other income, net	17	(1)	16
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	1,274	(311)	963
Current income tax expense from continuing operations	(195)	113	(82)
Deferred income tax expense from continuing operations	(9)	(33)	(42)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	1,070	(231)	839
Net income attributable to noncontrolling interests from continuing operations	(967)	167	(800)
NET INCOME (LOSS) ATTRIBUTABLE TO PAGP FROM CONTINUING OPERATIONS	$103	$(64)	$39

Basic and diluted weighted average Class A shares outstanding	197		197
Basic and diluted net income per Class A share from continuing operations	$0.52		$0.19

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 5 - Pro Forma Net Income Per Common Share

Pro forma basic and diluted net income per Class A share is determined by dividing the pro forma net income attributable to PAGP by the basic and diluted weighted average number of Class A shares outstanding during the applicable periods. The Transaction did not involve the issuance or redemption of securities.

The following table sets forth the computation of basic and diluted net income per Class A share for the nine months ended September 30, 2025 and for the year ended December 31, 2024.

	Nine Months Ended		Year Ended
	September 30, 2025		December 31, 2024
	PAGP Historical	Pro Forma	PAGP Historical As Adjusted for Continuing Operations (Note 4)	Pro Forma
Basic and Diluted Net Income (Loss) from Continuing Operations per Class A Share

Net income (loss) from continuing operations attributable to Class A shareholders - Basic and diluted	$119	$107	$39	$(4)

Basic and diluted weighted average Class A shares outstanding	198	198	197	197

Basic and diluted net income (loss) from continuing operations per Class A share	$0.60	$0.54	$0.19	$(0.02)

Note 6 - Reclassification of EPIC Crude Holdings’ Historical Financial Statements

Reclassification adjustments were made to EPIC Crude Holdings’ historical balance sheet as of September 30, 2025, and the statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024. Certain balance sheet and income statement line items presented by EPIC Crude Holdings under GAAP have been reclassified to align with the presentation used by PAGP under GAAP. In addition, EPIC Crude Holdings’ historical presentation of margin related to inventory exchanges has been conformed to PAGP’s accounting policy, which results in a reclassification from Revenue to Purchases and related costs. The amount of reclassification was $114 million for the nine months ended September 30, 2025 and $148 million for the year ended December 31, 2024. These reclassification adjustments are shown in the tables below:

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

EPIC CRUDE HOLDINGS, LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2025
(in millions)

	EPIC Historical	Reclassification Adjustments	EPIC Historical As Adjusted
	(unaudited)
CURRENT ASSETS
Cash	$118	$(118)	$—
Accounts receivable	34	(34)	—
Inventory	8	—	8
Other current assets	1	—	1
Cash and cash equivalents	—	118	118
Trade accounts receivable and other receivables, net	—	34	34
	161	—	161

Property and equipment - net	1,824	—	1,824
Right of use assets	39	(39)	—
Long-term deposits	4	(4)	—
Long term operating lease right of use asset, net	—	39	39
Other long-term assets, net	—	4	4
TOTAL ASSETS	$2,028	$—	$2,028

CURRENT LIABILITIES
Accounts payable	$5	$(5)	$—
Accrued expenses and other liabilities	47	(47)	—
Right of use liabilities	1	(1)	—
Short-term debt	11	—	11
Other current liabilities	—	38	38
Trade accounts payable	—	15	15
Other current liabilities	64	—	64

LONG-TERM LIABILITIES
Long-term debt, net of debt issuance cost	1,089	(1,089)	—
Right of use liabilities	34	(34)	—
Long-term derivative liability	1	(1)	—
Other long-term debt, net	—	1,089	1,089
Long-term operating lease liabilities	—	34	34
Other long-term liabilities and deferred credits	—	1	1
TOTAL LIABILITIES	1,188	—	1,188

MEMBER’S EQUITY	840	—	840

TOTAL LIABILITIES AND MEMBER’S EQUITY	$2,028	$—	$2,028

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

EPIC CRUDE HOLDINGS, LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2025
(in millions)

	EPIC	Reclassification	EPIC Historical
	Historical	Adjustments	As Adjusted
	(unaudited)
REVENUE	$295	$(114)	$181

EXPENSES
Cost of goods sold	46	(46)	—
Operations and maintenance	57	(57)	—
Depreciation and amortization	86	—	86
General and administrative	17	(17)	—
Purchases and related costs	—	(68)	(68)
Field operating costs	—	57	57
General and administrative expenses	—	17	17
	206	(114)	92

INCOME FROM OPERATIONS	89	—	89

OTHER INCOME (EXPENSE)
Interest expense	(67)	—	(67)

INCOME BEFORE TAXES	22	—	22

NET INCOME	$22	$—	$22

PLAINS GP HOLDINGS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

EPIC CRUDE HOLDINGS, LP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2024
(in millions)

	EPIC	Reclassification	EPIC Historical
	Historical	Adjustments	As Adjusted
	(unaudited)
REVENUE	$383	$(148)	$235

EXPENSES
Cost of goods sold	73	(73)	—
Operations and maintenance	77	(77)	—
Loss on disposal of assets	1	(1)	—
Depreciation	111	(111)	—
General and administrative	27	(27)	—
Purchases and related costs	—	(75)	(75)
Field operating costs	—	77	77
Loss on asset sales, net	—	1	1
Depreciation and amortization	—	111	111
General and administrative expenses	—	27	27
Total Operating expenses	289	(148)	141

INCOME FROM OPERATIONS	94	—	94

OTHER INCOME (EXPENSE)
Interest expense	(139)	—	(139)

NET LOSS BEFORE TAXES	(45)	—	(45)

NET LOSS	$(45)	$—	$(45)